SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: August 17, 2000


                         JAGGED EDGE MOUNTAIN GEAR, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


Colorado                          000-28499                  84-1448778
------------------                -----------                ----------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

                     52 Pilot Knob Lane, Telluride, CO 81435
      --------------------------------------------------------------------
                                  (New Address)


        Registrant's telephone number, including area code: (970) 728-0175
                                                            --------------

Item 1.     Changes in Control of Registrant

                None.

Item 2.     Acquisition or Disposition of Assets

                None.

Item 3.     Bankruptcy or Receivership

                None.

Item 4.     Changes in Registrant's Certifying Accountant

               Dalby, Wendland & Co., P.C. formerly CPAs for the Company, resigned as auditor on July 24, 2000. Oatley, Bystrom & Hanson, CPAs of Englewood, Colorado were engaged in July 2000 as auditors for Company on July 24, 2000.

               The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

               In connection with audit of the most recent fiscal year and through the date of termination of the accountants, no disagree-ments exist with any former accountant on any matter of account-ing principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the sub-ject of the disagreement(s).

               The audit report by Dalby, Wendland, & Co., PC for the year ended July 31, 1999, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Registrant as a going concern. Otherwise, the audit report by Dalby, Wendland & Co., PC for the year ended July 31, 1999 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

Item 5.     Other Events

                None.

Item 6.     Resignation and Appointment of Directors

                None.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                         None.

                Pro Forma Financial Statements:

                         None.

                Exhibits:

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2000                      JAGGED EDGE MOUNTAIN GEAR, INC.


                                                /s/ Margaret Quenemoen
                                           By: ---------------------------------
                                                Margaret Quenemoen, President